UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2016

Icagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Blvd., Suite
350 Research Triangle Park,

Durham, NC 27703

(Address of principal executive offices)

(zip code)

(919) 941-5206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if

changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2016, Icagen-T, Inc. (“Icagen-T”), a wholly owned subsidiary of Icagen, Inc. (“Icagen”) consummated the transactions with Sanofi US Services Inc. (“Sanofi”) contemplated by the Asset Purchase Agreement dated June 27, 2016 (the “Sanofi Asset Purchase Agreement”), which was previously reported in Icagen’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2016, pursuant to which Icagen-T acquired certain assets of Sanofi that include the (i) Tucson Research Center, a two story laboratory and office building with approximately 113,950 square feet of space located in the Town of Oro Valley, Pima County, Arizona (the “Facility”), and the land on which the Facility is built; and (ii) certain machinery and equipment located at the Facility. The cash purchase price under the Sanofi Asset Purchase Agreement was $1.00. Icagen-T assumed certain liabilities, offered to continue the employment of up to 46 employees at the Facility for at least two years and maintain the Sanofi chemical libraries that will remain at the Facility.

Upon the closing of the Sanofi Asset Purchase Agreement, on July 15, 2016, Icagen-T and Sanofi entered into a Master Services Agreement (the “MSA”). The MSA contains terms requiring that Icagen-T perform certain contract research for Sanofi, including, but not limited to, compound testing services. Pursuant to the terms of the MSA, Sanofi will make payments (the “Subsidy Payments”) to Icagen-T in consideration of Icagen-T’s provision of services (including maintenance of the chemical libraries) in the aggregate amount of $32 million over the next five years of which: (i) $16.5 million is expected to be paid in year 1 with $11.9 million paid at closing; (ii) $9.5 million is expected to be paid in year 2; (iii) $3 million is expected to be paid in year 3; (iv) $2 million is expected to be paid in year 4; and (v) $1 million is expected to be paid in year 5. The Subsidy Payments are to be credited against all direct service costs for which Icagen-T performs services, and in the event the Subsidy Payments exceed the direct service costs, a maximum aggregate credit of $2 million will be carried forward to subsequent years during the term of the MSA.

Upon the closing of the Sanofi Asset Purchase Agreement, on July 15, 2016, Icagen-T executed a Deed of Trust providing Sanofi with a five year, $5 million lien on the Facility, securing performance of Icagen-T’s obligations under the MSA and the Sanofi Asset Purchase Agreement. The lien is subject to termination upon the payment by Icagen-T of $5 million to Sanofi. The parties have also agreed to a Special Warranty Deed With a Right of Reverter (“Deed of Sale”) that will revest in Sanofi all rights in the Facility in the event that Icagen-T sells the Facility at any time within the next five years and upon certain other events related to the leasing of space at the Facility. The reversion rights of Sanofi under the Deed of Sale will terminate after five years as well as upon payment of the $5 million to extinguish the lien created by the Deed of Trust.

The MSA contains certain affirmative and negative covenants that Icagen-T will be required to meet as well as certain maintenance covenants. The affirmative covenants include: (i) maintenance of separate books and records from its affiliates; (ii) maintenance of a separate board of directors from its affiliates; (iii) maintenance of its own bank accounts, invoices and checks; (iv) that it conduct business in its own name; (v) that it pay liabilities from its own bank account; (vi) segregation of its assets and liabilities from other entities; (vii) an allocation of any overhead expenses that are shared with affiliated entities through intercompany agreements; and (viii) observing corporate formalities. The negative covenants, include a prohibition on: (a) dividends other than up to a maximum of $3.5 million during the first two years of the term; (b) the guaranty of debts of its affiliates; (c) the pledge of any of its assets for the benefit of any affiliate; (d) liens or borrowings unless done in furtherance of the Facility; (e) acquisitions or sale of assets outside of the ordinary course of business; and (f) amendments to organizational documents. In accordance with the terms of the maintenance covenants Icagen-T will be required: (A) to maintain a daily average cash balance held in all of its accounts for the prior five days of at least $575,000; (B) to maintain minimum Current Ratio (as defined in the MSA) of 1.05; (C) to maintain a minimum net worth of $1.5 million and (D) not to run assays or perform other contract research services, in each case, that Icagen-T or its affiliates could reasonably provide at the Facility, at any site other than the Facility (the “Sanofi Exclusivity Provision”). Icagen-T will also be obligated to fulfill certain reporting requirements specified in the MSA. At any time after the second anniversary of the effective date of the MSA that Icagen-T provides an independent third party valuation certified by the National Association of Certified Evaluators and Analysts that concludes that (x) Icagen-T’s assets are greater than its liabilities at fair value (or fair market value); (y) Icagen-T has sufficient capital to operate its business; and (z) Icagen-T has the ability to pay its debts as they mature, then (1) all affirmative covenants and negative covenants shall terminate; (2) all reporting obligations shall terminate; and (3) all future Subsidy Payments and the associated Payment credit mechanism will be converted into a take or pay arrangement.

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The term of the MSA is five years with the right for both parties to mutually agree to extend the term for an additional five years and the right for Sanofi, at its sole option, to extend the term with regard to the maintenance of the Chemical Library (as defined in the Sanofi Asset Purchase Agreement) for an additional five years. Any work order can be terminated by Icagen-T in the event of a material breach by Sanofi which is not cured within 30 days or if extended Icagen-T may terminate the MSA upon one year’s prior notice and payment of any expenses associated with the movement of the Chemical Library. Sanofi may terminate: (i) any work order in the event of a material breach by Icagen-T which is not cured within 30 days or immediately if Sanofi becomes aware of a threatened or actual debarment of an employee and the employee is not replaced within five days of Icagen-T’s receipt of notice thereof; (ii) the MSA if Icagen-T does not perform certain services for the Chemical Library; (iii) any work order or purchase order for convenience upon 30 days’ prior written notice; (iv) the MSA in the event of a material breach by Icagen-T of the Sanofi Exclusivity Provision, which breach is not cured within thirty (30) days of receipt of notice of the breach; and (v) the MSA in the event of Icagen-T’s bankruptcy or insolvency, dissolution, liquidation or appointment of a receiver. In addition, (a) Sanofi has the option in its sole discretion to terminate the MSA, the Library Agreement (as defined in the Sanofi Asset Purchase Agreement) and exercise its rights under the Deed of Trust, if Icagen-T does not comply with its reporting obligations under the MSA or an audit reveals a 10% or greater deviation from a prior reporting certificate; (b) the Subsidy Payments will automatically terminate upon non-compliance with certain employee covenants in the Sanofi Asset Purchase Agreement; (c) Sanofi has the option to terminate the MSA and the Library Agreement and exercise its rights under the Deed of Trust, upon non-compliance with the affirmative and negative covenants set forth in the MSA (other than the dividend payment covenants); (d) the MSA and the Library Agreement will automatically terminate and Sanofi will have the right to exercise its rights under the Deed of Trust upon Icagen-T’s failure to comply with the maintenance covenants; and (e) the Subsidy Payments shall automatically terminate upon Icagen-T’s failure to comply with the dividend payments covenant.

In addition, in order to facilitate the provision of the services under the MSA, Sanofi agreed to provide transitional services pursuant to the terms of a transition services agreement that was entered into at closing of the Sanofi Asset Purchase Agreement and Icagen-T was granted the right and license to use two chemical libraries located at the Facility pursuant to two separate hit discovery services agreements between the parties.

As previously reported, on July 1, 2015, Icagen consummated the acquisition of certain assets of a wholly owned subsidiary of Pfizer Inc. pursuant to a Purchase and Collaboration Agreement (the “Pfizer APA”) entered into on June 26, 2015 by and between Icagen (f/k/a XRpro Sciences, Inc.) and Pfizer Research (NC), Inc. (f/k/a Icagen, Inc., “Pfizer”). As a condition to closing the Sanofi Asset Purchase Agreement, Icagen entered into an amendment to the Pfizer APA (the “Amended Pfizer APA”), which, among other things, amended the terms of the quarterly earn out payments to provide that Icagen will pay to Pfizer quarterly earn out payments commencing May 2017 equal to the greater of: (i) 10% of Aggregate Revenue (as defined in the Amended Pfizer APA) for the relevant quarter; or (ii) $250,000, up to an aggregate maximum of $10 million in Earn Out Payments (the “Maximum Earn Out Payment”). The Amended Pfizer APA also states that Aggregate Revenue for purposes of the Pfizer APA excludes: (a) amounts paid by Sanofi or its affiliates to Icagen-T under the MSA, and other ancillary agreements entered into with Sanofi or any other agreement in connection with the operation by Icagen-T of the assets acquired under the Sanofi Asset Purchase Agreement; (b) amounts paid to Icagen-T from third parties during the five year period commencing on the Effective Time (as defined in the Amended Pfizer APA) in connection with the operation by Icagen-T of the assets acquired under the Sanofi Asset Purchase Agreement; and (c) amounts paid to Icagen-T by Sanofi, its affiliates or third parties for the provision of services by Icagen-T requiring the use of Sanofi’s Library of Compounds (as defined in the MSA) located at 2090 E. Innovation Park Drive, Oro Valley, AZ 85755. Pursuant to the terms of the Amended Pfizer APA, Icagen also agreed that Icagen will not and it will cause Icagen-T not to, (A) run assays or perform other contract research services, in each case, that Icagen could reasonably provide by utilizing assets it acquired pursuant to the Pfizer APA, other than services performed or to be performed by Icagen-T for Sanofi or its affiliates under the MSA; or (B) perform or engage in ion channel screening.

The foregoing descriptions of the Sanofi Asset Purchase Agreement, the MSA, the Deed of Sale, the Deed of Trust and the Amended Pfizer APA do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of each of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated by reference herein.

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Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 is incorporated into this Item 2.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2016 (File No. 000-54748))
10.2	Master Services Agreement between Icagen-T, Inc. and Sanofi US Services Inc. dated July 15, 2016**
10.3	Deed of Trust dated July 15, 2016
10.4	Deed of Sale dated July 15, 2016
10.5	Amendment to Asset Purchase and Collaboration Agreement between Icagen, Inc. and Pfizer Research (NC), Inc. dated July 15, 2016
99.1	Press Release dated July 18, 2016

**	Confidential treatment has been requested as to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2016	ICAGEN, INC.

	By:	/s/ Mark Korb
	Name:	Mark Korb
	Title:	Chief Financial Officer

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